CONTACT AT PROTALEX	CONTACT AT RX COMMUNICATIONS GROUP
Marc L. Rose	Rhonda Chiger: 917-322-2569
Vice President &	Tina Posterli: 917-322-2565
Chief Financial Officer
215-862-9720
mrose@protalex.om

PROTALEX PROVIDES CLINICAL DEVELOPMENT UPDATE

New Hope, PA, November 9, 2006 -- Protalex, Inc. (OTCBB:PRTX) today announced that it has received preliminary feedback from the U.S. Food and Drug Administration (FDA) expressing concern related to data on certain subjects who participated in its Phase I safety study for PRTX-100. Based on this feedback, Protalex will conduct additional analyses of data from the Phase I clinical trial. Consequently, the submission of an Investigative New Drug Application (IND) in Idiopathic Thrombocytopenic Purpura (ITP), initially planned for the fourth quarter of this year, will be delayed.

About Protalex, Inc.
Protalex, Inc. is a biotechnology company engaged in the development of a new class of drugs for the treatment of Rheumatoid Arthritis (RA), Idiopathic Thrombocytopenic Purpura (ITP), and a host of other autoimmune disorders. Additional information about Protalex, Inc. can be found at www.protalex.com.

Cautionary Statement Regarding Forward Looking Information
This release contains forward-looking information about Protalex, Inc. that are intended to be covered by the safe harbor for forward-looking statements provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. These statements can be identified by the use of forward-looking terminology such as "believe," "expect," "may," "will," "should,'' "project," "plan,'' "seek," "intend,'' or "anticipate'' or the negative thereof or comparable terminology, and include discussions of strategy, and statements about industry trends and Protalex's future performance, operations and products.

This forward-looking information should be considered only in connection with "Risk Factors" in Protalex's Annual Report on Form 10-KSB filed with the Securities and Exchange Commission ("SEC") on July 28, 2006 and its other periodic reports filed with the SEC. Protalex assumes no obligation to update any forward-looking statements or information set forth in this press release.

# # #